                               POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of John Jones, Sherwin Salar and Terrence O. Davis with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Cantor Fitzgerald
Sustainable Infrastructure Fund, any statement of beneficial ownership on Form
3, 4 or 5 to be filed with the United States Securities and Exchange Commission.
All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 28th day of
October, 2022.

/s/ William Ferri                  Trustee, Chairman, President and Principal
------------------------------     Executive Officer
William Ferri

/s/ Brian Curley                   Treasurer, Principal Financial Officer and
------------------------------     Principal Accounting Officer
Brian Curley

/s/ Cory Gosard                    Chief Compliance Officer
------------------------------
Cory Gosard

/s/ John Jones                     Secretary
------------------------------
John Jones

/s/ Sherwin Salar                  Assistant Secretary
------------------------------
Sherwin Salar

/s/ Christine Palermo              Assistant Treasurer
------------------------------
Christine Palermo

/s/ Douglas Barnard                Trustee
------------------------------
Douglas Barnard

/s/ Ramona Heine                   Trustee
------------------------------
Ramona Heine

/s/ Louis Zurita                   Trustee
------------------------------
Louis Zurita